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                                                                  EXHIBIT 10.16



                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, LLC
                         AND EDUDATA CORPORATION (D&M)


                                      AND

                           IMAGING CONCEPTS N.V. (IC)



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                             DISTRIBUTOR AGREEMENT

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THIS AGREEMENT is made this 1st day of June, 1996

BETWEEN

        DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, L.L.C.
        AND EDUDATA CORPORATION (D&M)
        200 N. Westlake Boulevard
        Suite 202
        Westlake Village, California 91362
        U.S.A.

AND

        MICHEL VAN GERVEN
        IMAGING CONCEPTS N.V.
        Xavier DeCocklaan 68/4
        B-9831 Deurie
        Belgium

INTRODUCTION

A. D&M manufactures and markets a range of hardware and associated software having applications in dentistry and other areas.

B. D&M is desirous of having IC as a distributor of its products in a territory described herein and to contract with any sub-distributors that IC so desires for the territories herein described and under the terms and conditions herein described.


C. IC is desirous of marketing, selling, and supporting the sale of D&M's products in the territory and represents that it possesses the structural facility and the ability to promote and sell the product.

1.      PRELIMINARY

        1.1     DEFINITIONS

                "D&M" means Dental/Medical Diagnostic Systems, L.L.C. and Edudata Corporation.
                "The Distributor" means Michel Van Gerven.
                "Products" means the products listed by D&M in Appendix "A", particularly the TeliCam IntraOral Camera and D&M's full range of software.
                "Territory" shall mean the countries and areas listed in Appendix "B".


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  1.2   COMMENCEMENT

        This Agreement shall commence on the 1st day of June 1996.

  1.3   TERM

        This agreement shall continue for a term of five (5) years and for such further term or terms as the parties shall agree.

  2.    APPOINTMENT

        D&M hereby appoints the Distributor as its exclusive distributor of the products in the Territory. The Distributor may designate their affiliated subsidiaries and successors in interest to receive the benefits of and to carry out the rights of the Distributor under this Agreement.

  3.    DISTRIBUTOR'S OBLIGATIONS

        3.1 The Distributor shall promote and develop sales of the products in the Territory upon such terms and conditions as it shall determine from time to time.

        3.2 The Distributor shall maintain sales of the product in the Territory at the following volumes: 750 TeliCam IntraOral Cameras in Year One to be purchased at 175 units per quarter for the first two quarters and 200 units per quarter for the second two quarters. 1250 TeliCam IntraOral Cameras in Year Two to be purchased at 300 units per quarter for the first two quarters and 325 units per quarter for the second two quarters. 1750 TeliCam IntraOral Cameras in Year Three to be purchased at 400 units per quarter for the first two quarters and 475 units per quarter for the second two quarters.

                In the event that the Distributor's sales are less than the minimum quota set forth above for any year, D&M shall have the right to terminate this Agreement, if after giving notice of its intent in writing to the Distributor, the Distributor fails to rectify any shortfall within ninety (90) days from the time that such notice is given. If the minimum quota is met, D&M cannot terminate this agreement.

                No minimum quotas are established under this Agreement for software or any other items.

        3.3 The Distributor shall maintain in the Territory, adequate facilities and sales personnel to undertake its obligations under this Agreement, as shall its sub-distributors.


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        3.4     The Distributor shall maintain a place of business, display rooms, installation and training department which shall, subject to reasonable prior notice, be available for inspection by D&M.

  4.    D&M'S OBLIGATIONS

        4.1 D&M shall sell to the Distributor during the term of this Agreement the products described in Appendix "A".

        4.2 D&M shall make available, at its cost, to the Distributor such films, video tapes, brochures, marketing material, samples, etc., as it shall have available from time to time and which may assist the Distributor in the promotion and sales of the products.

        4.3 D&M shall fill and ship all the Distributor's purchase orders in a timely manner.

        4.4 D&M shall warrant and indemnify the Distributor against any patent copyright or trademark violation or alleged violation and hold the Distributor harmless and defend the Distributor against any such claims.

        4.5 All products supplied by D&M must meet the standards and requirements of the country into which the products will be ultimately sold to by the Distributor.

  5.    PRICE AND PAYMENT

        5.1 The Distributor shall pay to D&M the sum of two thousand and three hundred dollars ($2,300 U.S.) net 30 days per TeliCam IntraOral Camera purchased pursuant to this Agreement.

        5.2 D&M shall provide current price lists to the Distributors but may change the prices for any of its products upon sixty (60) days prior written notice, provided that any change will not affect any existing orders placed by the Distributor.

        5.3 The Distributor shall pay for products (other than software) by letter of credit or telegraphic transfer of the purchase money at the time of the order, or other method acceptable to D&M.

        5.4 All prices quoted and payments made shall be in the currency of the United States of America.

        5.5 Should D&M or any associated companies develop new products not listed in Appendix "A", Distributor will be given a right of first refusal to become the exclusive Distributor of such products in the Territory.


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        5.6     Prices offered to the Distributor shall be no greater than the price offered to others by D&M related companies.

6.0     MISCELLANEOUS

        6.1 The Distributor shall be entitled to appoint sub-distributors and agents to assist with the promotion and sales of the product in the Territory.

        6.2 Any notice or communication required or permitted hereunder shall be deemed to be properly given when forwarded by prepaid ordinary mail or by facsimile to the other party at the address shown herein.

        6.3 This Agreement does not constitute the Distributor as an agent or legal representative of D&M.

        6.4 This Agreement shall be binding upon and applicable to any and all subsidiaries or related or controlled affiliates of D&M, its successors and assigns.

        6.5 In the event of termination of this Agreement, D&M agrees not to contact for the purpose of soliciting sales and shall not directly utilize the services of any sub-distributors to distribute the products which the Distributor has advised its utilized.

        6.6 This Agreement shall be governed by and subject to the laws of the State of California.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first herein above written.


Attest:                                 Dental/Medical Diagnostic Systems,
                                        LLC and Edudata Corporation


                                        /s/ ROBERT H. GUREVITCH
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                                        By: Robert H. Gurevitch


Attest:                                Imaging Concepts, N.V.


                                        /s/ MICHEL VAN GERVEN
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                                        By: Michel Van Gerven


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                                  APPENDIX "A"


                                   "Products"


TeliCam IntraOral Camera System consisting of camera, handpiece, illumination system and lens.


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                                  APPENDIX "B"


                                  "Territory"


Iceland; Norway; Sweden; Finland; Denmark; The Netherlands; U.K., which includes Ireland, Scotland and Great Britain; Belgium/Luxembourg; France; Spain; Portugal; Germany; Austria; Switzerland; Italy; Greece; Cyprus.


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